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                                                                     Exhibit 4.4

                                    BCOM/3/

                       2001 CALIFORNIA STOCK OPTION PLAN
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                        Effective as of January 1, 2001

     1.   Purpose.
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     This plan shall be known as the Bcom/3/ California Stock Option Plan (the
"Plan"). The purpose of the Plan shall be to promote the long-term growth and profitability of Bcom3 Group, Inc. (the "Company") and its Subsidiaries by (i) enabling the Company to attract able persons resident in California to remain in or to enter the employ of the Company and to provide a means whereby those directors, officers, employees and other service providers resident in California upon whom the responsibilities of the successful administration, management, planning, and/or organization of the Company may rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company; and (ii) providing such directors, officers, employees and other service providers with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term. Accordingly, the Plan provides for granting incentive or non-qualified stock options, or any combination of the foregoing, as is best suited to the circumstances of the Company, its Subsidiaries and the particular directors, officers, employees and other service providers, as provided herein.

     2.   Definitions.
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     (a)  "Board of Directors" and "Board" mean the board of directors of the
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Company.

     (b)  "Cause" means the occurrence of one or more of the following events:
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          (i)   The commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its clients; or

          (ii) Conduct tending to bring the Company, any of its Subsidiaries or any of its clients into substantial public disgrace or disrepute; or

          (iii) Substantial and repeated failure to perform duties as reasonably directed by the Board or one's supervisor; or

          (iv) Gross negligence or willful misconduct with respect to the Company, any of its Subsidiaries or any of its clients; or

          (v) Any material breach of the Stock Purchase Agreement, the Voting Trust Agreement or any written employment agreement with the Company or its Subsidiaries, which is not cured within 15 days after written notice of such breach.
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     (c)  "Change in Control" means the occurrence of one of the following events:

          (i) if any "person" or "group" as those terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successors thereto, other than an Exempt Person, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act or any successor thereto), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or

          (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new directors whose election by the Board or nomination for election by the Company's stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation (A) which would result in all or a portion of the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) by which the corporate existence of the Company is not affected and following which the Company's chief executive officer and directors retain their positions with the Company (and constitute at least a majority of the Board); or

          (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets, other than a sale to an Exempt Person.

     (d)  "Code"  means the Internal Revenue Code of 1986, as amended.

     (e) "Committee" means the People and Compensation Committee of the Board, which shall consist solely of two or more members of the Board.

     (f) "Common Stock" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, stock split, reorganization, merger, consolidation or any other change in the corporate structure or capital stock of the Company.

     (g) "Disability" means a disability that would entitle a participant to payment of monthly disability payments under the principal disability plan of the Company or a Subsidiary covering such participant, or as otherwise determined by the Committee.

     (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

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     (i)  "Exempt Person" means any employee benefit plan of the Company or a trustee or other administrator or fiduciary holding securities under an employee benefit plan of the Company or any voting trustee under the Voting Trust Agreement.

     (j) "Fair Market Value" of a share of Common Stock of the Company means, as of any date for determination, the officially-quoted closing selling price of a share of Common Stock of the Company (or if no selling price is quoted, the bid price) on the principal national securities exchange on which the Common Stock is then listed for trading (including for this purpose the NASDAQ National Market) for the applicable trading day, or, if such date for determination is not a trading day, as of the most recent trading day prior to the date for determination, or, if the Common Stock is not then listed or quoted on a national securities exchange, the fair market value of such share as then most recently determined in good faith by the Board; provided, however, that when Shares received upon exercise of an option are immediately sold in the open market, the net sale price received may be used (i) to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes, and to compute the withholding taxes, and (ii) to determine the Fair Market Value of any Shares so sold for purposes of calculating the Option Gain pursuant to Section 6(f) below.

     (k) "Incentive Stock Option" means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

     (l) "Non-Employee Director" has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

     (m) "Non-qualified Stock Option" means any stock option other than an Incentive Stock Option.

     (n) "Other Company Securities" mean securities of the Company other than Common Stock, which may include, without limitation, unbundled stock units or components thereof, debentures, preferred stock, warrants and securities convertible into or exchangeable for Common Stock or other property.

     (o) "Retirement" means retirement of a participant as defined under the principal pension plan or retirement program of the Company or a Subsidiary covering the participant, or termination of such person's employment on retirement with the approval of the Committee.

     (p) "Solicitation" means any breach by a participant of the nonsolicitation provisions set forth in Section 11.01 of the standard form of Stock Purchase Agreement attached hereto as Exhibit A, whether or not the Company and the participant are actually parties to such an Agreement; provided, however, that if, at the time for determination, the Company and the participant are parties to a Stock Purchase Agreement containing nonsolicitation provisions that differ from those set forth in Section 11.01 of the standard form of Stock Purchase Agreement attached hereto as Exhibit A, then "Solicitation" shall instead mean any breach by a participant of the particular nonsolicitation provisions contained in such Stock Purchase Agreement.

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     (q)  "Stock Purchase Agreement" means a Stock Purchase Agreement substantially in the form of Exhibit A.

     (r) "Subsidiary" means a corporation or other entity of which outstanding shares or ownership interests representing 50% or more of the combined voting power of such corporation or other entity entitled to elect the management thereof, or such lesser percentage as may be approved by the Committee, are owned directly or indirectly by the Company; except solely with respect to the issuance of Incentive Stock Options the term "Subsidiary" shall have the same meaning as the term "subsidiary corporation" as defined in Section 424(f) of the Code (or any successor thereto).

     (s) "Voting Trust Agreement" means that certain Voting Trust Agreement, amended and restated as of April 18, 2001, by and among the owners of shares of Common Stock of the Company who are or may become party thereto and the voting trustees thereunder, as amended from time to time.

     3.   Administration.
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     The Plan shall be administered by the Committee; provided that the Board may, in its discretion, at any time and from time to time, resolve to administer the Plan, in which case the term "Committee" shall be deemed to mean the Board for all purposes herein. Members of the Committee shall abstain from participating in and deciding matters that directly affect their individual ownership interests under the Plan. In the event the Company becomes a "publicly-held corporation" as defined in Section 162(m)(2) of the Code, the Company may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the grant of options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code Section 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

     Subject to the provisions of the Plan, the Committee shall be authorized to
(i) select persons to participate in the Plan, (ii) determine the form and substance of grants made under the Plan to each participant, and the conditions and restrictions, if any, subject to which such grants will be made, (iii) certify that the conditions and restrictions applicable to any grant have been met, (iv) interpret the Plan and grants made thereunder, and (v) adopt, amend, or rescind such rules and regulations, and make such other determinations, for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer of the Company in connection with the performance of duties under the Plan, except for such person's own willful misconduct or as expressly provided by statute.

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     The expenses of the Plan shall be borne by the Company.  The Plan shall not be required to establish any special or separate fund or make any other segregation of assets to assume the payment of any award under the Plan, and rights to the payment of such awards shall be no greater than the rights of the Company's general creditors.

     4.   Shares Available for the Plan.
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     Subject to adjustments as provided in Section 12, an aggregate of 75,000 shares of Common Stock (the "Shares") may be issued pursuant to the Plan. The aggregate number of Shares that may be issued to any person under the Plan shall not exceed 40,000 Shares. All or some of the Shares may be authorized and unissued or held by the Company as treasury shares. If any grant under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price of the grant or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further grants under the Plan. Any Shares that remain unissued and that are not subject to outstanding options at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times reserve a sufficient number of Shares to meet the requirements of the Plan.

     Without limiting the generality of the foregoing provisions of this Section 4 or the generality of the provisions of Sections 3, 6 or 14 or any other section of this Plan, the Committee may, at any time or from time to time, and on such terms and conditions (that are consistent with and not in contravention of the other provisions of the Plan) as the Committee may, in its sole discretion, determine, enter into agreements (or take other actions with respect to the options) for new options containing terms (including exercise prices) more (or less) favorable than the outstanding options.

     5.   Participation.
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     Participation in the Plan shall be limited to those directors (including
Non-Employee Directors), officers (including non-employee officers) and employees of, and other individuals performing services for, or individuals to whom an offer of employment has been extended by, the Company and its Subsidiaries, as selected by the Committee; provided, however, that participants must be residents of the State of California at the time of their award.
Nothing in the Plan or in any grant to individuals thereunder shall confer any right on a participant to continue as a director or officer or employee of the Company or shall interfere in any way with the right of the Company to terminate the employment or to reduce the compensation or responsibilities of a participant at any time. By accepting any award under the Plan, each participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     Incentive Stock Options or Non-qualified Stock Options, or any combination thereof, may be granted to such persons and for such number of Shares as the Committee shall determine (such individuals to whom grants are made being sometimes herein called "optionees" or "grantees," as the case may be). Determinations made by the Committee under the Plan need not be uniform and may

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be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. A grant of any type made hereunder in any one year to an eligible participant shall neither guarantee nor preclude a further grant of that or any other type to such participant in that year or subsequent years.

     6.   Incentive and Non-qualified Options.
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     The Committee may from time to time grant to eligible participants
Incentive Stock Options, Non-qualified Stock Options, or any combination thereof; provided that the Committee may grant Incentive Stock Options only to eligible employees of the Company or its Subsidiaries. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     It is the Company's intent that Non-qualified Stock Options granted under the Plan not be classified as Incentive Stock Options, that Incentive Stock Options be consistent with and contain or be deemed to contain all provisions required under Section 422 of the Code and any successor thereto, and that any ambiguities in construction be interpreted in order to effectuate such intent. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be regarded as a Non-qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan's requirements for Non-qualified Stock Options.

     To the extent that the aggregate Fair Market Value (determined at the time the respective Incentive Stock Option is granted) of Shares with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company exceeds $100,000 (within the meaning of Section 422 of the Code), such excess Incentive Stock Options shall be treated as options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the participant of such determination as soon as practicable after such determination.

     (a)  Price.  The price per Share deliverable upon the exercise of each
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option ("exercise price") shall be established by the Committee, except that in the case of the grant of any Incentive Stock Option or Non-qualified Stock Option, the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the date of grant of the option, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the date of grant of the option unless otherwise permitted by Section 422 of the Code or any successor thereto.

     (b)  Payment.  Options may be exercised, in whole or in part, upon payment
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of the exercise price of the Shares to be acquired.  Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately

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available funds), (ii) by delivery of outstanding shares of Common Stock with a
Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the options' exercise, (iii) by simultaneous sale through a broker reasonably acceptable to the Committee of Shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board, (iv) by authorizing the Company to withhold from issuance a number of Shares issuable upon exercise of the options which, when multiplied by the Fair Market Value of a share of Common Stock on the date of exercise, is equal to the aggregate exercise price payable with respect to the options so exercised or (v) by any combination of the foregoing. Options may also be exercised upon payment of the exercise price of the Shares to be acquired by delivery of the optionee's promissory note, but only to the extent specifically approved by and in accordance with the policies of the Committee.

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, (B) such grantee must present evidence acceptable to the Company that he or she has owned any such shares of Common Stock tendered in payment of the exercise price (and that such tendered shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise, and (C) Common Stock must be delivered to the Company. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) (or voting trust certificate(s)) for all such shares of Common Stock tendered in payment of the price, accompanied by duly executed instruments of transfer in a form acceptable to the Company, (B) direction to the voting trustee to transfer all such shares of Common Stock on the books and records of the voting trustee to the Company or
(C) direction to the grantee's broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by the Company. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes).

     In the event a grantee elects to pay the exercise price payable with respect to an option pursuant to clause (iv) above, (A) only a whole number of Share(s) (and not fractional Shares) may be withheld in payment and (B) such grantee must present evidence acceptable to the Company that he or she has owned a number of shares of Common Stock at least equal to the number of Shares to be withheld in payment of the exercise price (and that such owned shares of Common Stock have not been subject to any substantial risk of forfeiture) for at least six months prior to the date of exercise. When payment of the exercise price is made by withholding of Shares, the difference, if any, between the aggregate exercise price payable with respect to the option being exercised and the Fair Market Value of the Shares withheld in payment (plus any applicable taxes) shall be paid in cash. No grantee may authorize the withholding of Shares having a Fair Market Value exceeding the aggregate exercise price payable with respect to the option being exercised (plus any applicable taxes). Any withheld Shares shall no longer be issuable under such option (except pursuant to any Reload Option (as defined below) with respect to any such withheld Shares).

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     (c)  Terms of Options.  The term during which each option may be exercised
          ----------------
shall be determined by the Committee, but if required by the Code and except as otherwise provided herein, no option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become vested and may provide that an option shall become vested in increments. The Shares constituting each increment may be purchased in whole or in part at any time after such increment becomes vested, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding option (including any dividend or voting rights).

     (d)  Limitations on Grants.  If required by the Code, the aggregate Fair
          ---------------------
Market Value (determined as of the grant date) of Shares for which an Incentive Stock Option is exercisable for the first time during any calendar year under all equity incentive plans of the Company and its Subsidiaries may not exceed $100,000.

     (e)  Termination; Forfeiture.
          -----------------------

          (i) Death or Disability. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary due to death or Disability, all of the participant's options shall become fully vested and exercisable and shall remain so for a period of 180 days from the date of such death or Disability, but in no event after the expiration date of the options; provided that the participant does not engage in Solicitation during such 180-day period unless he or she received written consent to do so from the Board or the Committee. Notwithstanding the foregoing, if the Disability giving rise to the termination of employment is not within the meaning of Section 22(e)(3) of the Code or any successor thereto, Incentive Stock Options not exercised by such participant within 90 days after the date of termination of employment will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          (ii) Retirement. If a participant ceases to be a director, officer or employee of, or to perform other services for, the Company or any Subsidiary upon the occurrence of his or her Retirement: (A) all of the participant's options that were exercisable on the date of Retirement shall remain exercisable after the date of Retirement until the expiration date of the options, provided that the participant does not engage in Solicitation during the first two years after the date of Retirement unless he or she receives written consent to do so from the Board or the Committee; and (B) all of the participant's options that were not exercisable on the date of Retirement shall be forfeited immediately upon such Retirement. Notwithstanding the foregoing, Incentive Stock Options not exercised by such participant within 90 days after

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     Retirement will cease to qualify as Incentive Stock Options and will be treated as Non-qualified Stock Options under the Plan if required to be so treated under the Code.

          (iii) Discharge for Cause. If a participant ceases to be a director, officer or employee of or to perform other services for, the Company or a Subsidiary due to Cause, or if a participant does not become a director, officer or employee of, or does not begin performing other services for, the Company or a Subsidiary for any reason, all of the participant's options shall expire and be forfeited immediately upon such cessation or non-commencement, whether or not then exercisable.

          (iv) Other Termination. If a participant ceases to be a director, officer or employee of, or to otherwise perform services for, the Company or a Subsidiary for any reason other than death, Disability, Retirement or discharge for Cause, (A) all of the participant's options that were exercisable on the date of such cessation shall remain exercisable for, and shall otherwise terminate at the end of, a period of 30 days after the date of such cessation, but in no event after the expiration date of the options; provided that the participant does not engage in Solicitation during such 30-day period unless he or she receives written consent to do so from the Board or the Committee, and (B) all of the participant's options that were not exercisable on the date of such cessation shall be forfeited immediately upon such cessation.

          (v) Change in Control. If there is a Change in Control of the Company and, within one year after such Change in Control, a participant is terminated, without Cause, from being a director, officer or employee of, or from performing other services for, the Company or a subsidiary, then all of the participant's options shall become fully vested and exercisable upon such termination and shall remain so for a period of one year following such termination. In addition, the Committee shall have the authority to grant options that become fully vested and exercisable automatically upon a Change in Control, whether or not the grantee is subsequently terminated.

          (vi) Solicitation. If a participant engages in Solicitation, without receiving written consent to do so from the Board or the Committee, then all of the participant's options and SARs shall expire and be forfeited immediately, whether or not such options and SARs are then exercisable.

     (f)  Forfeiture.  If a participant exercises any of his or her options, and
          ----------
(i) within one year after such exercise, is discharged from the Company or a Subsidiary for any of the reasons specified in the definition of "Cause" set forth in Section 2(c)(i), (ii) or (iv) above; or (ii) within two years after such exercise, engages in Solicitation without having received written consent to do so from the Board or the Committee; then the participant shall be required to repay the Company the gain (the "Option Gain") represented by the difference
                                    -----------
between (x) the aggregate Fair Market Value, on the date of exercise, of the Shares that the participant acquired upon such exercise of his or her option and
(y) the aggregate exercise price that the participant paid to exercise his or her option, determined in each case without regard to any subsequent increase or decrease in the Fair Market Value of the Common Stock. As security for the participant's obligation to repay the Option Gain under the foregoing circumstances, the Company may, in its discretion and to the extent permitted by law, deduct from any payment(s) of any kind (including salary or bonus) otherwise due to such participant a total amount not to exceed the amount of the Option Gain.

     (g)  Grant of Reload Options.  The Committee may provide (either at the
          -----------------------
time of grant or exercise of an option), in its discretion, for the grant to a grantee who exercises all or any portion of an option ("Exercised Options") and who pays all or part of such exercise price with shares of Common Stock or withheld Shares, of an additional option (a "Reload Option") for a number of shares of Common Stock equal to the sum (the "Reload Number") of the number of shares of Common Stock tendered or the number of Shares withheld by the Company in payment of such exercise price for the Exercised Options plus, if so provided by the Committee, the number of shares of Common Stock, if any, tendered or the number of Shares withheld by the Company in connection with the exercise of the Exercised Options to satisfy any federal, state or local tax withholding requirements. The terms of each Reload Option, including the date of its expiration and the terms and conditions of its exercisability and transferability, shall be the same as the terms of the Exercised Option to which it relates, except that (i) the grant date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates and (ii) the exercise price for each Reload Option shall be the Fair Market Value of the Common Stock on the grant date of the Reload Option.

     7.   Withholding Taxes.
          -----------------

     (a)  Participant Election.  Unless otherwise determined by the Committee, a
          --------------------
participant may elect to deliver shares of Common Stock (or have the Company withhold Shares acquired upon exercise of an option) to satisfy, in whole or in part, but not to exceed, the amount the Company is required by statute to withhold for taxes in connection with the exercise of an option. Such election must be made on or before the date the amount of tax to be withheld is determined. Once made, the election shall be irrevocable. The fair market value of the Shares to be withheld or Common Stock to be delivered will be the Fair Market Value as of the date the amount of tax to be withheld is determined. In the event a participant elects to deliver Common Stock or have the Company withhold Shares pursuant to this Section 7(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in
Section 6(b) with respect to the delivery of Common Stock or withholding of Shares in payment of the exercise price of options; provided, however, that the conditions in clause (B) of the first sentence of the second paragraph of
Section 6(b) and clause (B) of the first sentence of the third paragraph of
Section 6(b) shall be inapplicable with respect to this Section 7(a).

     (b)  Company Requirement.  The Company may require, as a condition to any
          -------------------
grant or exercise under the Plan or to the delivery of certificates (or Voting Trust certificates) for Shares issued hereunder, that the grantee make provision for the payment to the Company, either pursuant to Section 7(a) or this Section 7(b), of federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery or disposition of Shares or exercise of any option. Participants shall be required to indemnify or reimburse the Company with respect to any federal, state or local taxes of any kind that the Company is required by law to withhold with respect to any grant or delivery or disposition of Shares or exercise of any option, to the extent the Company does not or cannot withhold such amount. Without limiting the generality of the foregoing, the Company, to the extent permitted or required by law, shall have the right to deduct from any payment(s) of any kind (including salary or bonus) otherwise due to a grantee, a total amount not to exceed the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery or disposition of Shares or exercise of any option.

     8.   Written Agreement; Vesting.
          --------------------------

     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, including, without limitation, vesting requirements, consistent with the provisions of the Plan, as may be approved by the Committee. Such employee shall also enter into such other agreements, including, without limitation, the Voting Trust Agreement and a Stock Purchase Agreement, as the Committee may from time to time require as a condition to any such grant. Unless the Committee determines otherwise and except as otherwise provided in Section 6 in connection with a Change of Control or certain occurrences of termination, no grant under this Plan may be exercised, and no restrictions relating thereto may lapse, within six months of the date such grant is made.

     9.   Transferability.
          ---------------

     Unless the Committee determines otherwise, no option granted under the Plan shall be transferable by a participant other than by will or the laws of descent and distribution. Unless the Committee determines otherwise, an option may be exercised only by the optionee thereof; or by his or her executor or administrator or any person to whom the option is transferred by will or the laws of descent and distribution; or by his or her guardian or legal representative; provided that Incentive Stock Options may be exercised by any guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any option granted under the Plan and transferred as permitted by this Section 9, and any transferee of any such option shall be bound by all provisions of this Plan, the Stock Purchase Agreement and the Voting Trust Agreement as and to the same extent as the applicable original grantee.

     10.  Listing, Registration and Qualification.
          ---------------------------------------

     If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares hereunder, no such option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

     11.  Transfer of Employee.
          --------------------

     The transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, or from one Subsidiary to another shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence that is considered by the Committee as continuing intact the employment relationship.

     12.  Adjustments.
          -----------

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustment as it deems appropriate in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, in the total number of Shares available for issuance under the Plan pursuant to Section 4), and in the number and kind of options, Shares or other property covered by grants previously made under the Plan, and shall make the appropriate corresponding adjustments in the exercise price of outstanding options. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan.

     In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, all of the Company's obligations regarding options that were granted hereunder and that are outstanding on the date of such event shall, on such terms as the Committee may deem appropriate and approve prior to such event, be assumed by the surviving or continuing corporation or canceled in exchange for property (including cash).

     Without limitation of the foregoing, in connection with any transaction that would constitute a "Change in Control" of the type specified by clause
(iii) of the definition thereof in Section 2(d), the Committee may, in its discretion, (i) cancel any or all outstanding options under the Plan in consideration for payment to the holders thereof of an amount equal to the portion of the consideration that would have been payable to such holders pursuant to such transaction if their options had been fully vested and exercisable, and had been fully exercised, immediately prior to such transaction, less the aggregate exercise price that would have been payable therefor, or (ii) if the net amount referred to in clause (i) would be negative, cancel any or all such options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or securities or other property in the Committee's discretion.

     13.  Amendment and Termination of the Plan.
          -------------------------------------

     The Board of Directors or the Committee, without approval of the stockholders, may amend or terminate the Plan, except that no amendment shall become effective without prior approval of the stockholders of the Company if stockholder approval would be required by applicable law or regulations, including if required for continued compliance with the performance-based compensation exception of Section 162(m) of the Code or any successor thereto, under the provisions of Section 422 of the Code or any successor thereto, or by any listing requirement of the principal stock exchange on which the Common Stock is then listed.

     14.  Amendment of Awards under the Plan.
          ----------------------------------

     The terms of any outstanding award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate; provided, however, that, except as otherwise provided in Section 12, no such amendment shall (a) adversely affect in a material manner any right of a participant under the award without his or her written consent or (b) change either the number of Shares for which any outstanding option may be exercised or the exercise price therefor.

     15.  Commencement Date; Termination Date.
          -----------------------------------

     The date of commencement of the Plan shall be January 1, 2001, subject to approval by the stockholders of the Company on or before December 31, 2001. The Board may grant options pursuant to this Plan from and after the date of commencement; provided, however, that: (a) no option may be exercised prior to initial stockholder approval of this Plan; (b) no option granted pursuant to an increase in the number of Shares approved by the Board shall be exercised prior to the time such increase has been approved by the stockholders of the Company;
(c) in the event that initial stockholder approval is not obtained within the time period provided herein, all options granted hereunder shall be void and canceled; and (d) options granted pursuant to an increase in the number of Shares approved by the Board which increase is not timely approved by stockholders shall be void and canceled. If required by the Code, the Plan will also be subject to reapproval by the stockholders of the Company prior to January 1, 2006 after the date of commencement.

     Unless previously terminated upon the adoption of a resolution of the Board terminating the Plan, the Plan shall terminate and no further options may be granted under the Plan after the close of business on January 1, 2011; provided, however, that the Plan shall remain in effect until all options granted under the Plan have been exercised or have expired by reason of lapse of time. No termination of the Plan shall materially and adversely affect any of the rights or obligations of any person, without his or her written consent, under any grant of options or other incentives theretofore granted under the Plan.

     16.  Severability.
          ------------

     Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

     17.  Governing Law.
          -------------

     The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

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